Exhibit 99.1

RTI INTERNATIONAL METALS UPDATES EXPECTED

FIRST QUARTER 2013 OPERATING RESULTS

PITTSBURGH — April 11, 2013 — RTI International Metals, Inc. (NYSE: RTI), today announced an update of the Company’s expected first quarter 2013 operating results.

The Company has not completed the preparation of its financial statements for the quarter ended March 31, 2013. However, based on presently available information, the Company currently expects first quarter 2013 operating income to be in the range of $14 million to $16 million, which includes the recovery of approximately $4 million of import duties under the Company’s duty drawback program previously expected to be recovered later in the year. These expected results do not include the impact of noncash charges related to the Company’s proposed disposition of certain non-core businesses as well as expenses related to a voluntary early retirement program offered to certain employees during the quarter. In the aggregate, the negative impact of these two items is expected to be in the range of $4 million to $6 million, a portion of which may be reported as a discontinued operation.

CEO Comment

“The anticipated disposition of two small, non-titanium businesses is indicative of our focus on our downstream, engineered, titanium products and services,” said Dawne Hickton, Vice Chair, President and CEO of RTI. “And our deployment of a voluntary early retirement program is consistent with our desire to drive costs out of the business. Together, we believe these initiatives position RTI for continued profitable growth.”

The foregoing expectations regarding the Company’s operating income for the quarter ended March 31, 2013 are preliminary and have been prepared by and are the responsibility of management. The Company’s reported results may differ from these expectations. The Company’s independent registered public accounting firm has not audited, reviewed, or performed any procedures with respect to such information. Accordingly, the Company’s independent registered public accounting firm has not expressed an opinion or provided any other form of assurance with respect to these results.

Forward-Looking Statement

All statements in this release relating to matters that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. These risks and uncertainties include, but are not limited to, the impact of global events on the commercial aerospace industry, the impact from Boeing 787 production delays, military spending generally and demand from the Joint Strike Fighter program, actual build-rates, production schedules and titanium content per aircraft for commercial and military aerospace programs, the competitive nature of the markets for specialty metals, the ability of RTI to obtain adequate raw materials, the successful integration of our recent acquisitions, global economic conditions, the successful completion of RTI’s capital expansion projects, and other risks and uncertainties described and included in RTI’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012, and the exhibits attached thereto. Actual results can differ materially from those forecasted or expected. The information contained in this release is qualified by and should be read in conjunction with the statements and notes filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, as may be amended from time to time. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. RTI undertakes no obligation to update or revise any forward-looking statements.

Company Description

RTI International Metals, Inc., headquartered in Pittsburgh, specializes in advanced titanium, meeting the requirements of the world’s most technologically sophisticated applications in aerospace, defense, propulsion, medical device, energy, industrial, and chemical markets. For over 60 years, RTI has been taking titanium further through advanced manufacturing, engineering, machining, and forming processes. RTI delivers titanium mill products, extruded shapes, form-ready parts, and highly engineered components through our downstream-integrated supply chain. RTI has locations in the United States, Canada, Europe, and Asia.

Contact

RTI International Metals, Inc.

Dan Crookshank

Director – Investor Relations

412-893-0084

dcrookshank@rtiintl.com

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